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                                                              FILE NO. 333-59997
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
         (TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)

                                     PROSPECTUS NUMBER: 1798



                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                           CALLABLE FIXED RATE NOTES

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

PRINCIPAL AMOUNT:        $35,000,000


CUSIP NUMBER:            59018 T95


INTEREST RATE:           6.40000%


ORIGINAL ISSUE DATE:     November 27, 1998


STATED MATURITY DATE:    November 27, 2013


INTEREST PAYMENT DATES:  27th day of each month commencing December 27, 1998, through and including the Stated Maturity Date, subject to the following business day convention.



REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION The Notes may be redeemed prior to the Stated Maturity Date, See "Other
OF THE COMPANY:          Provisions"


INITIAL REDEMPTION DATE: November 27, 2002


OTHER PROVISIONS:        This Note are subject to redemption at the option of ML&Co., in whole, semi-annually on each May 27 and November 27 commencing November 27, 2002, at a redemption price equal to 100% of the principal amount of the Notes upon at least 30 days prior notice.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   November 19, 1998


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